UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2009

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Trade Center,

Klarabergsviadukten 70,

Box 70381

SE-107 24 Stockholm, Sweden

(Address of principal executive offices, including zip code)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On July 9, 2009, Autoliv, Inc. (the “Company”) issued a press release announcing that the Company has appointed a new Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

(b)	Resignation of Marika Fredriksson

On July 7, 2009, Marika Fredriksson gave notice to the Company of her resignation as Vice President of Finance and Chief Financial Officer, effective July 9, 2009. The resignation follows Ms. Fredriksson accepting an offer to become the Chief Financial Officer of Gambro AB, a globally leading dialysis company in the Wallenberg sphere of companies. Ms. Fredriksson will remain with the Company through the month of July in order to ensure a smooth transition. There was no disagreement on any matter relating to the Company’s operations, policies or practices in connection with Ms. Fredriksson’s resignation from the Company.

(c)	Promotion of Mats Wallin

On July 9, 2009, the Company announced the appointment, effective immediately, of Mats Wallin as Vice President Finance and new Chief Financial Officer. Mr. Wallin, age 44, joined the Company in 2002, and oversaw the initial implementation of compliance procedures relating to the Sarbanes-Oxley Act (SOX). His position most recently was as Head of Corporate Control. Mr. Wallin was also acting CFO of the Company for four months during 2008. Mr. Wallin’s compensation as CFO has not been determined at this time.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is being filed herewith:

Exhibit No.	Description
99.1	Press release of Autoliv, Inc. dated July 9, 2009 announcing the resignation of their Chief Financial Officer and the appointment of a new Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AUTOLIV, INC.
Date: July 9, 2009
	By:	/s/ Lars A. Sjöbring
	Name:	Lars A. Sjöbring
	Title:	Group Vice President – Legal Affairs General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press release of Autoliv, Inc. dated July 9, 2009 announcing the resignation of their Chief Financial Officer and the appointment of a new Chief Financial Officer.